INTELLIGROUP REPORTS FOURTH QUARTER FINANCIAL RESULTS

Edison, NJ (March 11, 2008): Intelligroup Inc., a consulting, business optimization, and outsourcing firm serving global corporations, today reported results for its fourth quarter and year ended December 31, 2007.

Fourth Quarter Highlights

-   Revenue growth: Revenue grew marginally quarter over quarter and 19.6% year over year.

-   Gross Margin: Gross margin improved 1.7 percentage points quarter over quarter and 7.5 percentage points year over year.

-   Operating Margin: Operating margin improved by 2.7 percentage points quarter over quarter and 16.4 percentage points year over year.

-   Utilization rates: Utilization rates improved slightly to 69% in the fourth quarter of 2007 from 68% in the fourth quarter of 2006 but decreased slightly sequentially from 70% for the third quarter of 2007.

-   New Customers: 40 new customers were added globally in the fourth quarter of 2007.

Fourth Quarter Performance

The Company reported fourth quarter 2007 revenues of $38.3 million, which marks a slight increase from $38.0 million in the third quarter of 2007 and a 19.6% increase from $32.0 million in the fourth quarter of 2006. The Company’s average onsite bill rates increased by 2% in the fourth quarter of 2007 as compared with the third quarter of 2007 and the fourth quarter of 2006, while the Company's average offshore rates were relatively flat in the fourth quarter of 2007 as compared with the third quarter of 2007 and the fourth quarter of 2006. The Company's gross margin increased to 30.8% for the fourth quarter of 2007 as compared with 29.1%  in the third quarter of 2007. Due to its focus on effective cost management strategies, the Company's gross margin improved substantially from 23.3% in the fourth quarter of 2006 to 30.8% for the fourth quarter of 2007. The Company reported operating income from continuing operations of $3.1 million, which marks a 49% increase from $2.1 million in the third quarter of 2007 and 219% increase from an operating loss of $2.6 million in the fourth quarter of 2006.

Full Year Performance:

The Company reported revenue of $145.1 million for the fiscal year 2007 which is a 15.8% increase from revenue of $125.3 million for the fiscal year 2006. The Company reported gross margin of 27.4% for fiscal 2007 which is relatively flat as compared with 27.3% for fiscal year 2006. The Company’s operating performance improved by $6.5 million from an operating loss of $3.3 million in fiscal year 2006 to operating income of $3.2 million in fiscal 2007.

ABOUT INTELLIGROUP
Intelligroup is a vertically-led ERP focused life cycle management partner serving global corporations as well as public sector clients. Its proven Global delivery model has enabled customers to accelerate results and reduce costs significantly. With deep expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations. Intelligroup develops implements and supports IT solutions for some of the largest U.S. school systems and global corporations including GE, Hershey, Abbott Labs, Eastman Chemical, Hitachi, and Kimball International.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).

Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors detailed under the caption “Risk Factors” in Intelligroup’s annual report on Form 10-K for the period ended December 31, 2007. Intelligroup disclaims any intention or obligation to update forward looking statements as a result of developments occurring after the date of this press release.

Intelligroup and the Intelligroup logo are registered trademarks and ‘Creating the Intelligent Enterprise’, 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.

INTELLIGROUP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006
(in thousands except par value)

	December 31,	December 31,
	2007	2006
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,419	$12,277
Short-term investments	-	2,227
Accounts receivable, less allowance for doubtful accounts of
$1,240 and $991 at December 31, 2007 and 2006,
respectively	24,493	20,477
Unbilled services, less allowance for doubtful accounts of $911 and $891
at December 31, 2007 and 2006	11,393	9,464
Deferred tax asset, current portion	589	390
Prepaid expenses and Prepaid Taxes	1,567	957
Prepaid expenses and other current assets	1,965	1,466
Total current assets	48,426	47,258

Property and equipment, net	6,470	5,472
Goodwill and Intangibles	3,034	-
Restricted Cash	4,848	-
Deferred taxes and other assets	2,684	1,813

Total assets	$65,462	$54,543

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit borrowings	$6,566	$4,959
Accounts payable	3,542	3,078
Accrued payroll and related taxes	11,645	11,301
Accrued expenses and other current liabilities	4,878	4,695
Current portion of deferred revenue	3,345	2,294
Current portion of obligations under capital leases	457	483
Total current liabilities	30,433	26,810

Obligations under capital leases, net of current portion	375	552
Deferred revenue, net of current portion	691	686
Other long-term liabilities	579	101

Total liabilities	32,078	28,149

Commitments and contingencies

Shareholders' Equity
Preferred stock, $.01 par value, 5,000 shares authorized, none
issued or outstanding	-	-
Common stock, $.01 par value, 50,000 shares authorized
at December 31, 2007 and 2006, respectively, and 42,160 and 41,933
shares issued and outstanding at December 31, 2007 and 2006, respectively	421	419
Additional paid-in capital	71,119	69,702
Accumulated deficit	(40,789)	(43,753)
Accumulated other comprehensive gain	2,633	26
Total shareholders' equity	33,384	26,394

Total liabilities and shareholders' equity	$65,462	$54,543

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands except per share data)

		TWELVE MONTHS ENDED DECEMBER 31,		THREE MONTHS ENDED DECEMBER 31,
		Unaudited	Audited	Unaudited	Unaudited
		2007	2006	2007	2006
	Revenue	$145,066	$125,309	$38,321	$32,032
	Cost of revenue	105,351	91,104	26,535	24,577
	Gross profit	39,715	34,205	11,786	7,455

	Selling, general and administrative expenses	34,055	35,031	7,967	9,443
	Depreciation and amortization	2,472	2,474	673	645
	Total operating expenses	36,527	37,505	8,640	10,088

	Operating Gain /(Loss)	3,188	(3,300)	3,146	(2,633)

	Interest income	133	27	89	4
	Interest expense	(792)	(597)	(233)	(175)
	Other income (expense), net	1,155	1,300	400	(348)

	Income / (Loss) before income taxes	3,684	(2,570)	3,402	(3,152)
	Provision for (benefit of) income taxes	720	1,137	89	(811)
	Net Income / (Loss)	$2,964	$(3,707)	$3,313	$(2,341)

	Basic net gain / ( loss) per share	$0.07	$(0.09)	$0.08	$(0.06)
	Diluted net gain / (loss) per share	$0.07	$(0.09)	$0.08	$(0.06)

Weighted average number of common shares
outstanding	- Basic	42,026	40,179	42,109	41,933
	- Diluted	42,115	40,179	42,538	41,933

	Comprehensive income (loss)
	Net Income / (loss)	$2,964	$(3,707)	$3,313	$(2,341)
	Other comprehensive income
	Currency translation adjustments	2,607	578	219	1,260

	Comprehensive Income / ( loss)	$5,571	$(3,129)	$3,532	$(1,081)